Exhibit 2.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 23, 2021.

Number of Warrants: ●	Issue Date: March 22, 2021 (the “Issue Date”)
Certificate No: ●	Expiry Date: March 22, 2023 (the “Expiry Date”, subject to the Accelerated Expiry (as defined herein))

WARRANT CERTIFICATE

DRAGANFLY INC.

For value received, ● (the “Holder”) is the registered holder of that number of warrants (the “Warrants”) of Draganfly Inc. (the “Corporation”) as set forth above.

1. Warrants. Each Warrant shall entitle the holder to purchase one common share of the Corporation (a “Share”) as constituted on the Issue Date, at a price of $2.67 per Share until 4:00 pm (Vancouver time) on the earlier to occur of: (a) the Expiry Date; and (b) the Accelerated Expiry. If, at any time after March 22, 2022 and before the Expiry Date, the Shares have a closing price at or above $3.47 per Share on the Canadian Securities Exchange, the Corporation may give notice (an “Acceleration Notice”) to the Holder that the Warrants shall expire on a date that is not less than 90 days from the date of the Acceleration Notice (the “Accelerated Expiry”).

2. Transferable. Subject to the provisions hereof, applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Canadian Securities Exchange, or such other stock exchange as the Shares may then be listed and posted for trading on (the “Exchange”), the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the holder by provision of a Transfer Form in the form attached as Schedule “B” hereto duly completed and executed and such additional documents as may be reasonably requested by the Corporation. Subject to the foregoing, the Corporation shall issue and mail as soon as practicable, and in any event within five (5) business days of receipt of this Warrant certificate, together with a duly completed and executed Transfer Form attached hereto, a new Warrant certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

3. Warrants Exercise Procedure. The Warrants represented by this Warrant certificate may be exercised in whole or in part at any time prior to the Expiry Date or the Accelerated Expiry, as applicable, by surrendering the original of this Warrant certificate at the offices of the Corporation set out in subsection 17(g) hereof together with a subscription form in the form attached as Schedule “A” hereto duly completed and executed, such additional documents as may be contemplated thereby, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation.

4. Register of Warrantholders. The Corporation shall cause a register (the “Register”) to be kept in which shall be entered the names and addresses of all holders of the Warrants and the number of Warrants held by each of them. The Corporation may treat the registered holder of any certificate representing Warrants as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

5. Partial Exercise. The Holder may subscribe for and purchase less than the full number of Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Expiry Date, the Corporation shall issue a new Warrant certificate to the Holder in substantially the same form as this Warrant certificate with appropriate changes to reflect the unexercised balance of the Warrants.

6. Delivery of Shares. Within five business days of receipt by the Corporation of this Warrant certificate in accordance with, and the documents and payment noted in, Section 3, the Corporation will deliver a certificate(s) representing the Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any.

7. No Rights of Shareholders. Nothing contained in this Warrant certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

8. Adjustment of Subscription and Purchase Rights. The rights evidenced by this Warrant certificate are to purchase Shares. If there shall, prior to the exercise of any of the rights evidenced hereby, be any (i) reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation, arrangement, reclassification or otherwise; (ii) transfer, sale, lease or exchange of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person; (iii) the payment of any stock dividends (other than in the ordinary course of business); (iv) a special distribution or rights offering; (v) the change or exchange of the Shares into or with another security; or (vi) any similar event or transaction not specifically contemplated by this Section 8 as determined by the Corporation in its sole discretion (collectively, a “Reorganization”), then there shall automatically be an adjustment, as applicable, in (A) the number of Shares of the Corporation which may be issued pursuant hereto and/or the exercise price for the Shares, by corresponding amounts if applicable, and/or (B) the kind and aggregate number of shares or other securities or property resulting from the Reorganization, so that the rights evidenced hereby shall thereafter be as reasonably as possible equivalent to the rights originally granted hereby and such that the Holder, upon exercise of this Warrant following the effective date of the Reorganization, shall receive the kind and type of shares, securities or property the Holder would have been entitled to receive if, on the effective date thereof, the Holder had been the registered holder of the number of Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant certificate. In accordance with this certificate, the Corporation will make adjustments as it considers necessary and equitable acting in good faith. If at any time a dispute arises with respect to adjustments provide for herein, such dispute will be conclusively determined by the Canadian auditors of the Corporation or if they are unable or unwilling to act, by such other firm of Canadian independent chartered accountants as may be selected by the directors of the Corporation and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation and fees payable to such accountants or auditors will be paid by the Corporation.

9. Consolidation and Amalgamation. In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, arrangement, merger, transfer, sale, disposition or otherwise, the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, arrangement, merger, transfer, sale, disposition or otherwise (if not the Corporation), shall expressly assume, by supplemental certificate satisfactory in form to the Holder, acting reasonably, and executed and delivered to the Holder, the due and punctual performance and observance of this Warrant certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant certificate.

10. No Fractional Shares. Upon the exercise of the Warrants evidenced hereby, the Corporation shall not be required to issue an aggregate number of Shares that results in any fractional Shares being issued and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

11. Legending of Shares. The Warrants have been, and the Shares will be, issued pursuant to an exemption (an “Exemption”) from the registration and prospectus requirements of applicable securities law. To the extent that the Corporation relies on such Exemption, the Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

The Holder hereby agrees and consents by acceptance hereof that the certificate or certificates representing the Shares issued before the date that is four months and one day from the Issue Date upon exercise of the Warrant, shall be impressed with a legend in the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 23, 2021.

12. Change; Waiver. The provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

13. No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

14. Covenants.

(a)	The Corporation covenants that (i) so long as any Shares evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Shares available for purchase and issuance under outstanding Warrants, and (ii) all Shares which shall be issued upon the due exercise of the right to purchase provided for herein, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable common shares in the capital of the Corporation and free of all liens, charges and encumbrances;

(b)	The Corporation shall preserve and maintain its corporate existence; and

(c)	The Corporation will maintain the listing of its Shares on the Exchange and its status as a reporting issuer not in default or the equivalent under the securities legislation of each of the jurisdictions in which it is a reporting issuer or the equivalent as of the date hereof (the “Reporting Jurisdictions”) up to and including the Expiry Date, provided the foregoing shall not, in any manner, preclude the Corporation from pursuing or completing a transaction that would result in the delisting of the Shares from the Exchange or ceasing to be a reporting issuer or the equivalent in each of the Reporting Jurisdictions where the board of directors of the Corporation, acting in good faith and in accordance with applicable laws, determines that such a transaction is in the best interests of the Corporation.

15. Representations and Warranties. The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant certificate and the Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

16. Lost Certificate. If this Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

17. General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	Time shall be of the essence of this Warrant certificate.

(e)	This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to its principles governing the choice or conflict of laws. The Corporation and the Holder hereby irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Warrant certificate.

(f)	All references herein to monetary amounts are references to lawful money of Canada.

(g)	All notices or other communications to be given to the Holder by the Corporation under this Warrant certificate shall be delivered by hand, courier, ordinary prepaid mail, facsimile or electronic mail; and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by facsimile or electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Holder shall be addressed to the address of the Holder set out in the Register.

Notices to the Corporation shall be addressed to:

Draganfly Inc.

2108 St. George Avenue

Saskatoon, Saskatchewan

S7M 0K7

Attention:     Chief Financial Officer

Email:           paul.sun@draganfly.com

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant certificate.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer on March 22, 2021.

DRAGANFLY INC.

By:
Authorized Signatory

The digital signature above shall be deemed to constitute an original signature to this Warrant certificate.

SCHEDULE “A”

WARRANT CERTIFICATE SUBSCRIPTION FORM

Draganfly Inc.
2108 St. George Avenue

Saskatoon, Saskatchewan

S7M 0K7

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for ___________ common shares (the “Shares”) of Draganfly Inc. (the “Corporation”) referred to in the Warrant certificate attached hereto according to the conditions thereof, and herewith makes payment of the purchase price in full for the Shares.

In connection with the exercise of the Warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐	1.	The undersigned (i) at the time of exercise is not a U.S. person, (ii) at the time of exercise is not within the United States, (iii) is not exercising any of the Warrants represented by this Warrant certificate for the account or benefit of any U.S. person or person within the United States, and (iv) did not execute or deliver this Subscription Form in the United States.

☐	2.	The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

“1933 Act” means the United States Securities Act of 1933, as amended. “U.S. person” and “United States” are as defined by Regulation S under the 1933 Act.

Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 2 above is checked and the requirements in connection therewith have been satisfied.

Certificates representing Shares issued upon exercise of Warrants pursuant to Box 2 above will bear a U.S. restrictive legend.

If any Shares represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Share certificate(s).

Please issue and deliver a certificate for the Shares being purchased as follows:

NAME:
(please print)

ADDRESS:

DELIVERY

INSTRUCTIONS:

1.	The registered holder of a Warrant may exercise its right to acquire Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the exercise price for the Shares as provided for in the Warrant certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid first class mail to the address(es) above within five business days after the receipt of all required documentation, subject to the terms of the Warrant certificate.

2.	If this Subscription Form indicates that the Shares are to be issued to a person or persons other than the registered holder of the Warrants to be converted: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust Corporation or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Corporation all applicable taxes and other duties.

3.	If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.

DATED this _______ day of __________________________________, ___________________.

(Signature)

)
Signature of Witness	)	Signature of registered holder or Signatory thereof
[Please Note Instruction 2]	)
)
	)	If applicable, print Name and Office of Signatory
Print name of Witness	)
)
	)	Print Name of registered holder as on certificate
)
)
	)	Street Address
)
)
	)	City, Province/State and Postal/ZIP Code
)

SCHEDULE “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

_________________of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this ________________day of __________________, ______.

Signature of Registered Holder	Signature Guarantee
(Transferor)

Print name of Registered Holder

Address

NOTE:	The signature on this Transfer Form must correspond with the name as recorded on the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this Transfer Form must be signed by a duly authorized trustee, executor, administrator, or attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this Transfer Form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.